UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

(Date of Report: Date of earliest event reported)

June  9, 2009

ORGANA GARDENS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

         Nevada                      000-13577                         88-0195105

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S Employer Identification No.)

                   719 – 30th Ave., Pointe-Calumet, Quebec, Canada                      J0N 1G1

                       (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:

(514) 688-3289

Formerly  “Shotgun Energy Corporation”

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01_ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 9, 2009, the Registrant signed an amended agreement to acquire all of the assets of Organa Gardens Inc., a Nevada Corporation in the business of hydroponics vertical farming. These assets include but are not limited to all proprietary designs, engineering, technology, business models, plans and intellectual properties pertaining to the Organa Garden System-Discovery (OGS-D) and the Organa Garden System-Enterprise (OGS-E).

Both the OGS-D and OGS-E are a rotary hydroponics vertical farming system designed with serviceability, ease-of-use and maximum harvest in mind. Both models are modular allowing them to be expanded by stacking them.  It’s specially designed waterwheel technology allows the fully automated system to recycle and reuse 95% of the water used while requiring a negligible amount of energy to run.

Under the terms of the acquisition, the Registrant will issue 3,500,000 restricted 144 shares to Organa Gardens Inc. and/or its nominees and render a cash commitment of up to $250,000  to complete the final steps of taking the OGS-D and OGS-E to market.

This agreement replaces the agreement previously disclosed in Form 8-K dated March 9, 2009.

SECTION 9.  EXHIBITS.

(c)  Exhibits

Exhibit No.        Description

-----------     --------------------------

10.01

    Amended Agreement with Organa Gardens Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

Organa Gardens International Inc.

/s/: Christopher Scheive

DATED:  June 12, 2009

   By: Christopher Scheive

   President

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